Exhibit 23.2

Consent of ERNST & YOUNG LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2003 except for Note 12 as to which the date is November 17, 2003, included in the Proxy Statement of Genesoft Pharmaceuticals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Genome Therapeutics Corp. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

December 10, 2003